Exhibit 13.1

cloudastructure

Opportunity Team FAQs Login **Indicate Interest**

UPGRADING AN OVERLOOKED BUT POWERFUL INDUSTRY

At Cloudastructure, we've paired computer vision and machine learning to solve our customers' biggest security problems – allowing enterprises to eliminate antiquated security measures and save time and money.

Cloudastructure, Inc. is currently Testing the Waters while the SEC reviews our offering statement. Please go to our website to learn more about us, read the preliminary offering circular and enter your information in our existing portal. We will reach back out to you as soon as the offering commences.

Indicate Interest **View Offering Circular**

CLICK HERE TO SEE YOUR FACE

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DETECT PEOPLE WEARING FACE MASKS ... OR THOSE WHO AREN'T ... AND MORE. We get the video footage into the Cloud, where we run it through some very powerful computers - these computers ar e to o powerful t o pu t i n eac h an d every customer buildl i ng . With Cloudastructure technology, we can see what's in the video. Today's businesses need to know how many people are or aren't wearing faces masks, how far part they are, if they are unusually warm (feverish) ... They need to open their businesses and we can help . Tomorrow they m i ght be looking for something else, we'll be well positioned to detect that for them too.

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CLOUDASTRUCTUR E GIVE S BUSINESSE S TH E POWE R T O RE - OPE N SAFELY Our enterprise grade Al - based solution can detect face masks and social distancing. Today's businesses n eed to know who's in compliance w it h safety protocols during Covid - 19, tomorrow yo u may n eed to l oo k for something else - we'll d e t ec t that for you too. Contro l Ho w Many Peopl e ar e i n a Spac e an d Their Physical Distance Detec t an d Enforc e the Usag e o f Face Masks

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Indicate Interest

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OUR TEAM



RICK BENTLEY
FOUNDER, CEO

Founded Televoke Inc, eventually bought by Uber. Raised eight figures of Venture Capital from VC's including Softbank and WI Harper. Full-time Advisor to Google X. Direct report to Andy Grove (father of OKRs) for 5 years.



GREGORY RAYZMAN
CTO

CTO TheFind, acquired by Facebook in 2015. Founding engineer and Chief architect for ITM Software, acquired by BMC. Founding engineer and Director of Software Engineering for Annuncio Inc., acquired by PeopleSoft (now Oracle).



LAUREN O'BRIEN
VP, SALES & MARKETING

COO VentureBeat, leading enterprise AI publication. Current Board Advisor to VentureBeat. CEO Shift Communications and Consulting. Extensive experience in sales, marketing and go-to-market strategy building for Saas based startups.



GREG SMITHERMAN
CFO

Seasoned financial executive that has returned over $1.3B in profit to investors. With multiple CXO roles, Greg is a hands-on executive with extensive tactical and strategic experience in building and growing companies.

OUR BOARD MEMBERS



RICK BENTLEY
CHAIRMAN

Founded Televoke Inc, eventually bought by Uber. Raised eight figures of Venture Capital from VC's including Softbank and WI Harper. Full-time Advisor to Google X. Direct report to Andy Grove (father of OKRs) for 5 years.



JAMES MCCORMICK

Having previously served as both CFO and CEO of well-known global companies, James currently serves as the Chief Operating Officer of LTA Research and Exploration, the airship company.



JEFF KARRAS

A venture capitalist, Jeff is currently serving as Managing Director of Alter Venture Partners. He has more than 18 years of VC experience in Silicon Valley, with exits that generated over US$ 20B in market value.



JEFF KIRBY

Founder of Resource Management & Development Nevada, Jeff has a proven track record in facilitating successful collaborations and solutions in commercial investment. His efforts have returned $1B in every vertical of real estate in Nevada and the western states.

FAQS

WHAT IS REGULATION A+?

Regulation A+ permits issuers to broadly solicit and generally advertise an offering. For more information please click here.

WHERE CAN I FIND MORE INFORMATION ON CLOUDASTRUCTURE?

The offering circular for the Regulation A+ offering can be viewed here.

"CLOUDASTRUCTURE'S TECHNOLOGY GIVES IT AN EDGE IN ACCESS CONTROL AND VIDEO THAT'S BEEN MISSING FOR YEARS."

— **Kane Hsieh**, Partner at Root Ventures

IF YOU BELIEVE IN THE FUTURE OF AI, JOIN US AS WE TAKE IT TO A HUGE MARKET: SURVEILLANCE AND SECURITY

Indicate Interest

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Transcript: “Cloudastructure During Covid-19” Video on invest.cloudastructure.com

Cloudastructure provides cloud-based video surveillance that uses machine learning computer vision to recognize objects and faces in video. Just like Google index the web so you can search for things on the web, we are allowed to search through your video and find just the objects or people you’re looking for. So you can say “show me just all the video with trucks, or cars, or dogs, or Frank Smith in it”.

Then COVID-19 hit and the world changed.

Businesses were closed, people were told to shelter in place, and there were talks about not reopening all the way until we know it’s safe. At Cloudastructure, we wanted to get businesses the power to safely resume operations and we are well-positioned to do just that.

We have shifted our focus, we can detect face masks, we are using thermo cameras to spot people that might have an elevated temperature, we are integrating non-contact thermometers with face recognition and access control. We can tell how many people are in the space and how far apart from each other they are. We aren’t big brother. We are giving businesses the tools they need to stand up and reopen their businesses, proving they can do so safely. Cloudastructure intends to be an important part of our nation’s path back to health and prosperity. We’d like you to take part in that journey with us.

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